CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is made as of this December 14, 2016 (“Effective Date”), by and between Nutrafuels, Inc. a Florida corporation, ( the “Company”), at 66011 Lyons, suite L-6, Coconut Creek, FL. 33073; and Venture Group Capital, LLC, a company formed under the laws of            D_e_l_a_w_a_r_e    with an address of 25 Broadway, 9th floor, New York, NY 10004 (“VGC” or the “Consultant”). The Company and/or Consultant may each be referred to herein as a “Party,” and collectively as the “Parties.”

WHEREAS, the Company desires to retain the Consultant to provide finder’s, public and investor relations, and other business consulting and management consulting services further described herein (collectively, the “Services”);

WHEREAS, the Consultant desires to be engaged by the Company and to provide the Services pursuant to such engagement;

WHEREAS, The Consultant is in a position to introduce the Company to potential investors to provide it with financing for its business and operations; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, and for other good and valuable consideration the receipt and sufficiency of which is acknowledged, and intending to be legally bound hereby, the Consultant and the Company agree as follows:

1.

TERM.

This Agreement shall commence on the date hereof along and shall extend thereafter for an initial period of one year (12) months (the “Term”). Either Party may cancel this Agreement by providing not less than thirty (30) calendar days written notice to the other Party (a “Termination Notice”). In the event of termination, Consultant shall be paid for its services up to the date of termination except as provided herein.

2.

CONSULTING SERVICES.

The Company expressly agrees and acknowledges that the Consultant’s obligations hereunder are to be performed in a commercially reasonable manner and that the execution of this Agreement cannot and does not guarantee any particular success or result.

The Services will include the following:

(a)

Providing consulting and liaison services to the Company relating to the conception and implementation of its corporate and business development plan.

(b)

As permitted under applicable law, assisting the Company with respect to its financial and general public relations, by (i) participating in discussions with the Company and the financial community with the Company’s approval (ii) arranging meetings between the Company management and current and/or potential investors, including registered investment advisors, broker-dealers, investment funds and high net worth individuals, either in small groups or on a one-to-one basis, to help develop and expand relationships and generate interest in NTFU, and (iii) targeting analysts, brokers, portfolio managers, and investors that will receive news releases, notification of conference calls and mailings of or emails containing NTFU’s corporate updates as may be relevant (costs of mailings, email campaigns and any other third-party public relations services shall be passed along by the Consultant to the Company and all such mailings and/or other communications related to the Company shall be pre-approved by the Company’s management before release);

1.

FINDERS SERVICES.

(a)

The Consultant will disclose to the Company in confidence and in writing the names and addresses of financing sources which the Consultant believes appropriate to provide financing to the Company and the names of the persons to contact at those sources. None of those sources will be brokers or finders.

(b)

The Consultant will introduce the Company to potential investors based upon its research and network in the financial community. The Company will be under no obligation to enter into discussions with any potential investor which Consultant introduces to the Company, and the Company will be under no obligation to enter into any agreement. The Company may, in its sole and absolute discretion, without incurring any liability whatsoever. .

(d)

Prior to introducing any potential investor to the Company, the Consultant will disclose all fees paid and/or to be paid to it by the Company. The Consultant acknowledges that the Company will rely on the Consultant to provide potential investors with disclosure of the fees it receives from the Company. The Consultant confirms it will not introduce any potential investor to the Company until such disclosure has been provided to the investor.

(e)

In connection with the services rendered by Consultant, such services are not intended to, will not constitute, and should never be construed as, engaging in the provision of broker- dealer activities and in connection therewith the Consultant represents that it is not in the business of raising capital or locating financing for companies. Consultant represents that it qualifies as a “finder” under the rules and requirements of the Securities and Exchange Commission and Financial Industry Regulatory Authority. As an inducement for the Company to enter into this Agreement, Consultant represents that:

•

It is not in the business of negotiating the terms of financing transactions and will not engage in negotiations with any potential investors in the Company,

•

It is not in the business of offering or providing advice or recommendations in financing transactions and it will not offer or provide advice or recommendations in financing transactions with respect to the Company,

•

It is not in the business of drafting or distributing sales and financial materials and will not do so in connection with the Company,

•

It is not in the business of soliciting investors and will not solicit investors to invest in the Company,

•

It is not in the business of handling investor funds and Consultant will not handle funds for any investments in the Company, and

•

Consultant has not had previous involvement in the sale of securities or raising capital for any other companies during the prior 5 years.

1.

COSTS.

The Company agrees to pay the sum of $11,500 for due diligence and other actual out of pocket costs of the Consultant. Of this amount, $3,000 shall be paid upon execution of this agreement by wire transfer, and the remaining shall be paid within 10 days of execution of this agreement.

2.

CONFIDENTIALITY AND COMPLIANCE.

(a)

Confidential Information. The Consultant will have access to and be entrusted with information including,  but not limited to, the discussions of day to day functioning of the business of the Company and its dealings, transactions and affairs and those of its customers, vendors, contractors and associates all of which information is considered to be conﬁdential by the Company. During the term of this Agreement and thereafter, Consultant shall hold the Confidential Information in the strictest conﬁdence and adhere to the highest standard of care. In connection therewith, Consultant shall not disclose to anyone other than the requisite personnel of the Company or use, except in connection with its work for the Company, the Confidential Information unless expressly authorized by the Company or designated Company personnel in writing. Consultant will exercise the highest standard of care and all effort to keep confidential, all Confidential Information which it may learn, acquire or get possession of, during the course of or by virtue of my employment by the Company. Consultant will use such materials and information relating to the Confidential Information solely for the benefit of the Company and will not use such information for the benefit of any other entities or persons. During or after the term of this Agreement, Consultant will not use the Confidential Information for my personal use or beneﬁt or for making any ﬁnancial or personal gain therefrom.

(b)

Materials. At the conclusion of this Agreement, Consultant will return any material representing or relating to the Confidential Information including any copies thereof to the Company.

(c)

Disclosure. In the event Confidential Information is required to be disclosed by law, by any government agency or regulatory authority or by a court or other authority of competent jurisdiction, Consultant shall immediately notify the Company of the foregoing, and only make such disclosure after the Company has exhausted all remedies which would eliminate Consultant’s obligation to make such disclosure.

(d)

Trademarks. Patents. The Consultant agrees that it will not attempt to register in its own name or otherwise attempt to assert any rights or control over any of the Company’s trademarks, service marks or trade names. Consultant will also assist the Company as reasonably requested to file trademark applications in the Territory.

(f)

Materials. Upon the expiration or termination of this Agreement, Consultant shall return to the Company all of the Company’s sales and technical documents, price lists, designs and other materials  such as samples supplied.

(g)

Compliance. Consultant agrees that during Consultant’s employment and for a period of five (5)  years thereafter, Consultant shall not, in any communication with any person or entity, including any actual or potential Consultant, customer, consultant, independent contractor, investor, lender, service provider or supplier of the Company, or any third party media outlet, make any derogatory, disparaging, critical or negative statements – orally, written or otherwise – against the Company or any of its directors, officers, agents, employees, contractors, shareholders or affiliates (or any of their respective directors, officers, agents, Consultants or contractors).

(h)

Competitors. For the term during which Consultant is employed by the Company or any subsidiary thereof, and for a period ending five years following the termination date of Consultant’s employment, Consultant shall not, directly or indirectly own, be employed, manage, control, participate in, consult  with, render services for, or in any manner be engaged by any company in competition with the Company.

1.

COMPENSATION.

For the Consulting Services rendered during the Term:

(a)

The Company shall issue deliver 83,333 shares of its restricted common stock (the “Shares”) to the Consultant for each month of services rendered hereunder. The term “restricted” in this Agreement shall mean the Company’s common stock with legend providing for the resale restrictions of Rule 144 and the applicable provisions of the Securities Act of 1933, as amended (the “Act”). The Shares shall be delivered monthly in arears within ten days after the end of each month. The Shares shall vest upon delivery to Consultant.

(b)

The Company shall pay the Consultant a “finder’s fee” of seven (7%) percent on all net sales (paid, less all returns and allowances) of the Company’s products, which are a direct result of any person or entity originally introduced to the Company by the Consultant. Said fee shall be paid quarterly four   times per calendar year in arrears within 90 days after the last day of each quarter. Upon expiration or termination of this Agreement, Consultant shall remain entitled to all unpaid monthly fees and expenses under this paragraph, on all orders for the Company’s products and this section survive such expiration  or termination.

(c)

The Consultant shall not be issued, at any time during the Term or any extension thereof, such amount of shares of the Company that would result in beneficial ownership by the Consultant and its affiliates of more than 4.99% of the outstanding shares of common stock on such date. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act and Rule 13d-3 thereunder. The restriction described in this paragraph may be waived, in whole or in part, upon notice from the Consultant to the Company to increase such percentage to up to 9.99%, but not in excess of 9.99%.

1.

LIMITATION OF ENGAGEMENT.

The Company acknowledges that the Consultant has been retained only by the Company, that the Consultant is providing Consulting Services hereunder as an independent contractor (and not in any fiduciary or agency capacity) and that the Company’s engagement of the Consultant is not deemed to be on behalf of, and is not intended to confer rights upon, any shareholder, owner or partner of the Company or any other person not a Party hereto as against the Consultant or any of its affiliates, or any of its or their respective officers, directors, controlling persons, employees or agents.

2.

COMPLIANCE AND GOVERNING LAW.

This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to agreements made and to be fully performed therein. Any disputes that arise under this Agreement, even after  the termination of this Agreement, will be heard only in the state or federal courts located in Broward County Florida. The Parties hereto expressly agree to submit themselves to and expressly waive any rights they may have to contest the jurisdiction, venue or authority of any such courts.

3.

NOTICE.

All notices and correspondence hereunder shall be in writing and sent by certified or registered mail, return receipt requested, or by overnight delivery service, with all charges prepaid, to the applicable Party at the addresses set forth above, or by confirmed facsimile transmission (including, without limitation computer generated facsimile) or electronic mail, to the facsimile numbers and/or email addresses set forth on each Party’s then published Web site, or, as to each Party, to such other address as any Party may from time to time designate for itself by notice in writing given to the other Party hereto complying as to delivery with the terms of this paragraph. All such notices and correspondence shall be deemed given upon the earliest to occur of (i) actual receipt, (ii) if sent by certified or registered mail, three (3) business days after being postmarked, (iii) if sent by overnight delivery service, when received at the above stated addresses or when delivery is refused or (iv) if sent by facsimile transmission or electronic mail, on the next business day or when receipt of such transmission is acknowledged or confirmed, whichever is earlier.

4.

INDEPENDENT CONTRACTOR.

No agency, employment, partnership or joint venture shall be created by this Agreement, as the Parties are independent contractors with respect to one another. Neither Party shall have authority to act as an agent of the other or to otherwise bind the other to any agreement, commitment, obligation, contract, instrument, undertaking, arrangement, certificate or other matter. Consultant warrants that it will perform the services in accordance with the standards of care and diligence normally practiced by recognized consulting firms in performing services of a similar nature in existence at the time of performance of the services.

5.

TERM

This Agreement shall have an initial term of one (1) year commencing as of the date first set forth above unless terminated as provided hereunder.

6.

TERMINATION FOR CAUSE.

This Agreement shall terminate thirty (30) days after written notice of termination by one Party to the other for the breach of any provision of this Agreement.

This Agreement shall terminate immediately if an assignment is made of either Party’s business for benefit of creditors; if a receiver, trustee in bankruptcy, or like official is appointed to take all or part of either Party’s property; or if either Party ceases doing business in the ordinary course.

7.

MISCELLANEOUS.

This Agreement shall not be modified or amended except in writing signed by the Parties. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective assigns, successors, and legal representatives. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes any prior agreements. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect, and the remainder of the Agreement shall remain in full force and effect. This Agreement may be executed in counterparts (including facsimile counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

8.

ASSIGNMENT.

This Agreement shall not be assigned by the parties unless said assignment is in writing signed by both Parties.

IN WITNESS WHEREOF, the Parties to this Consulting Agreement have hereunto set their hands and seal the day and year first above written.

Venture Group Capital LLC

NutraFuels, Inc.

By: _

By: _

Name: Title:

12/16/2016

Name: Edgar Ward

Title:

Chief

Executive